Exhibit 99

Stephen D. Blum – Investor Relations (480) 754-5040

Tom Herrmann – Media Relations (480) 754-2202

The Dial Corporation Web Cast of Analyst Conference

Scottsdale, Ariz. – February 13, 2002 – The Dial Corporation (NYSE: DL) will host a web cast of The Dial Corporation’s Analyst/Investor Conference to discuss Dial’s outlook and strategies for 2002 at 9:30 p.m. EST on Tuesday, February 19, 2002. Access for the conference call and web cast is open to the press and the general public in a listen-only mode.To access the conference call, please dial (952) 556-2803.

Herbert M. Baum, Chairman, President and CEO, will moderate the conference, which will include presentations from a number of Dial senior executives.

Date: Tuesday, February 19, 2002

Revised Time: 9:30 p.m. EST

Dial-in: (952) 556-2803

Replay Information

If you are unable to participate in the conference call, a replay will be available starting shortly after the conference and continuing for one week. To access the replay, please dial (703) 326-3020 and enter Code 5821577.

Web Cast Information

A web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com.

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